Exhibit 99.1

AeroVironment, Inc. Announces Fiscal 2011 Second Quarter Results

MONROVIA, CA, December 7, 2010 — AeroVironment, Inc. (AV) (NASDAQ: AVAV) today reported financial results for its second quarter ended October 30, 2010.

“Strong execution produced second quarter performance that exceeded our forecast, keeping us on track for our fiscal year 2011 plan. Key development programs also hit important milestones in the quarter that move them closer to market adoption,” said Tim Conver, AV chairman and chief executive officer.  “We received significant orders for digital Puma small unmanned aircraft systems and made deliveries earlier than expected. We also began the rollout of electric vehicle charging infrastructure, demonstrating progress in two key growth areas for fiscal 2011.  Additionally, we made great progress on the Global Observer Joint Capability Technology Demonstration program with the successful completion of initial flight testing.  I believe that we are well on our way to achieving our annual performance targets and positioning AV for long-term growth.”

FISCAL 2011 SECOND QUARTER RESULTS

Revenue for the second quarter of fiscal 2011 was $63.8 million, up 24% from second quarter fiscal 2010 revenue of $51.4 million. The increase in revenue resulted from higher sales in our Unmanned Aircraft Systems (UAS) segment of $9.9 million and Efficient Energy Systems (EES) segment of $2.5 million.

Income from operations for the second quarter of fiscal 2011 was $0.4 million, down 88% from second quarter fiscal 2010 income from operations of $3.4 million. The decrease in income from operations was caused by higher selling, general and administrative (SG&A) expense of $2.2 million and higher research and development (R&D) expense of $2.9 million, partially offset by higher gross margin of $2.1 million.

Net income for the second quarter of fiscal 2011 was $0.3 million, down 88% from second quarter fiscal 2010 net income of $2.2 million.

Earnings per diluted share for the second quarter of fiscal 2011was $0.01, down 90% from second quarter fiscal 2010 earnings per diluted share of $0.10.

FISCAL 2011 YEAR-TO-DATE RESULTS

Revenue for the first six months of fiscal 2011 was $102.0 million, up 14% from the first six months of fiscal 2010 revenue of $89.3 million. The increase in revenue resulted from higher sales in our UAS segment of $10.1 million and EES segment of $2.6 million.

Loss from operations for the first six months of fiscal 2011 was $6.9 million, up 232% from the first six months of fiscal 2010 loss from operations of $2.1 million. The increase in loss from operations was caused by higher SG&A expense of $3.1 million and higher R&D expense of $5.2 million, partially offset by higher gross margin of $3.4 million.

Net loss for the first six months of fiscal 2011 was $3.2 million, up 132% from the first six months of fiscal 2010 net loss of $1.4 million.

Loss per share for the first six months of fiscal 2011 was $0.15, up 150% from the first six months of fiscal 2010 loss per share of $0.06.

BACKLOG

As of October 30, 2010, funded backlog (unfilled firm orders for which funding is currently appropriated to us under a customer contract) was $103.8 million compared to $72.3 million as of April 30, 2010.

FISCAL 2011 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2011, the Company reaffirms its expectation to achieve revenue growth of 10% to 15% over fiscal year 2010, with an operating income margin between 10% and 12%.

The foregoing estimates are forward looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to our ability to obtain and retain government contracts, changes in the demand for our products and services, activities of competitors and changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, December 7, 2010, at 1:30 pm Pacific Time that will be broadcast live over the Internet. Timothy E. Conver, chairman and chief executive officer, Jikun Kim, chief financial officer, and Steven A. Gitlin, vice president of investor relations, will host the call.

4:30 PM ET

3:30 PM CT

2:30 PM MT

1:30 PM PT

Investors may dial into the call at (877) 561-2749 (U.S.) or (678) 809-1029 (international) five to ten minutes prior to the start time to allow for registration.

Investors with access to the Internet may access the conference call live over the Internet at the Investor Relations section of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow fifteen minutes prior to the call to download and install any necessary audio software. An audio replay of the event will be archived on the Investor Relations page of the company’s web site, at http://investor.avinc.com.

A digital replay of the call will be available on Tuesday, December 7, at approximately 4:30 p.m. Pacific Time through Tuesday, December 14, at 9:00 p.m. Pacific Time. Dial (800) 642-1687 and enter the passcode 22328461. International callers should dial (706) 645-9291 and enter the same passcode number to access the digital replay.

ABOUT AEROVIRONMENT, INC. (AV)

AV is a technology solutions provider that designs, develops, produces and supports an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions.  Agencies of the U.S. Department of Defense and allied military services use the company’s battery-powered, hand-launched unmanned aircraft systems extensively to provide situational awareness to tactical operating units through real-time, airborne reconnaissance, surveillance and communication.  AV’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems and installation services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets.  More information about AV is available at www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; changes in the supply and/or demand and/or prices for our products;

the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; changes in significant operating expenses, including components and raw materials; failure to develop new products; changes in the regulatory environment; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

AeroVironment, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	October 30,	October 31,	October 30,	October 31,
	2010	2009	2010	2009

Revenue:
Product sales	$32,494	$19,134	$44,714	$27,363
Contract services	31,287	32,233	57,295	61,944
	63,781	51,367	102,009	89,307
Cost of sales:
Product sales	20,646	11,083	29,332	16,640
Contract services	21,360	20,635	38,866	42,303
	42,006	31,718	68,198	58,943
Gross margin	21,775	19,649	33,811	30,364
Selling, general and administrative	12,685	10,500	24,056	20,995
Research and development	8,689	5,776	16,661	11,449
Income (loss) from operations	401	3,373	(6,906)	(2,080)
Other income:
Interest income	45	50	166	109
Income (loss) before income taxes	446	3,423	(6,740)	(1,971)
Provision (benefit) for income taxes	184	1,207	(3,559)	(600)
Net income (loss)	$262	$2,216	$(3,181)	$(1,371)
Earnings (loss) per share data:
Basic	$0.01	$0.10	$(0.15)	$(0.06)
Diluted	$0.01	$0.10	$(0.15)	$(0.06)
Weighted average shares outstanding:
Basic	21,565,969	21,348,325	21,555,864	21,332,379
Diluted	22,027,155	21,937,784	21,555,864	21,332,379

AeroVironment, Inc.

Selected Consolidated Balance Sheet Information

(In thousands except share data)

	October 30, 2010	April 30, 2010
	(Unaudited)
Cash and cash equivalents	$76,664	$28,665
Investments	86,967	142,285
Accounts receivable, net	33,299	38,645
Unbilled receivables and retentions	16,577	18,710
Inventories, net	28,929	20,928
Total assets	276,207	281,971
Stockholders’ equity	231,560	233,420
Shares issued and outstanding	21,822,632	21,732,413

Reportable Segment Results are as Follows (Unaudited):

(In thousands)

	Three Months Ended		Six Months Ended
	October 30,	October 31,	October 30,	October 31,
	2010	2009	2010	2009
Revenue:
UAS	$53,616	$43,690	$87,063	$77,000
EES	10,165	7,677	14,946	12,307
Total	63,781	51,367	102,009	89,307
Gross margin:
UAS	17,434	15,822	27,804	24,801
EES	4,341	3,827	6,007	5,563
Total	21,775	19,649	33,811	30,364
Selling, general and administrative	12,685	10,500	24,056	20,995
Research and development	8,689	5,776	16,661	11,449
Income (loss) from operations	401	3,373	(6,906)	(2,080)
Interest income	45	50	166	109
Income (loss) before income taxes	$446	$3,423	$(6,740)	$(1,971)

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

ir@avinc.com

Heather Rowe

+1 (626) 357-9983

ir@avinc.com